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AIG                       October 31, 2019

Life and Retirement
21650 Oxnard Street       U.S. Securities and Exchange Commission
Suite 750                 Division of Investment Management
Woodland Hills, CA 91367  100 F. Street, NE
www.aig.com               Washington, DC 20549

Manda Ghaferi             Dear Madam/Sir:

Vice President and        Referring to this Registration Statement on behalf
Deputy General Counsel    of American General Life Insurance Company Separate
T + 1 310 772 6545        Account D ("Separate Account") and the Registration
F + 1 310 772-6569        Statement on Form N-4 filed November 4, 2019 (the
mghaferi@aig.com          "Registration Statement") on behalf of the Separate
                          Account and having examined and being familiar with the Articles of Incorporation and By-Laws of American General Life Insurance Company ("AGL"), the applicable resolutions relating to the Separate
                          Account and other pertinent records and documents, I am of the opinion that:

                              1) AGL is a duly organized and existing stock
                                 life insurance company under the laws of the State of Texas;

                              2) The Separate Account is a duly organized and
                                 existing separate account of AGL;

                              3) Assets allocated to the Separate Account are
                                 owned by AGL and AGL is not a trustee with respect thereto. The annuity contracts provide that the portion of the assets of the Separate Account equal to the reserves and other annuity contract liabilities with respect to the Separate Account will not be chargeable with the liabilities arising out of any other business AGL may conduct. AGL reserves the right to transfer assets of the Separate Account in excess of such reserves and other liabilities to the general account of AGL.

                              4) The annuity contracts being registered by the
                                 Registration Statement will, upon sale
                                 thereof, be duly authorized and constitute validly issued and binding obligations of AGL in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                          I am admitted to the bar in the State of California, and I do not express any opinion as to the laws of any other jurisprudence. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                          Very truly yours,

                          /s/ Manda Ghaferi

                          Manda Ghaferi